Exhibit 10.109

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of May 8, 2001 to the SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (as defined below), (this “Amendment”), is among Charming Shoppes Receivables Corp., as Seller (“Seller”), Spirit of America, Inc., as Servicer (“Servicer”), and First Union National Bank, as Trustee (“Trustee”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Existing Agreement (defined below).

W I T N E S S E T H

WHEREAS, Seller, Servicer and Trustee are parties to that certain Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25, 1997 (as amended July 22, 1999, the “Existing Agreement”).

WHEREAS, Seller, Servicer and Trustee desire to amend the Existing Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment. (a) Section 1.1 of the Existing Agreement is hereby amended by adding the following definition in appropriate alphabetical order:

“QSPE” shall mean a “qualifying SPE” within the meaning of the Statement of Financial Accounting Standards No. 140, as amended, modified, supplemented or replaced from time to time.

(b) Clause (vi) of the definition of “Permitted Investment” set forth in Section 1.1 of the Existing Agreement is hereby amended by adding the following proviso immediately prior to the period at the end thereof:

“; and provided, further, such investment would not cause the Trust to fail to be a QSPE”.

(c) Section 2.7(b) of the Existing Agreement is hereby amended in its entirety to read in full as set forth below:

“(b) The Seller shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

(i) the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Seller, (A) cause an Early Amortization Event to occur; or (B) result in the failure to make any payment specified in the related Supplement or Receivables Purchase Agreement with respect to any Series;

(ii) on or prior to the Removal Date, the Seller shall have delivered to the Trustee (with a copy to each Purchaser Representative) (A) for execution, a written assignment in substantially the form of Exhibit E-1 (the “Reassignment”), and (B) a computer file or microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Cut Off Date specified therein, which computer file or microfiche or written list shall as of the Removal Date modify and amend and be made a part of this Agreement;

(iii) the Seller shall represent and warrant as of each Removal Date that (x)(i) Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal randomly or otherwise not on a basis intended to select particular Accounts or groups of Accounts for any reason other than administrative convenience and (ii) no selection procedure was used by the Seller which is materially adverse to the interests of the Investor Certificateholders or any Receivables Purchasers or any Enhancement Provider or (y) Accounts were selected because of a third-party cancellation, or expiration without renewal, of an affinity or private-label arrangement;

(iv) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Seller shall have received written evidence that the Rating Agency Condition has been satisfied;

(v) the Seller shall have delivered to the Trustee, each Purchaser Representative and each Enhancement Provider an Officer’s Certificate confirming the items set forth in clauses (i) through (iii) above. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;

(vi) after giving effect to such removal, the Seller Interest shall be greater than or equal to zero; and

(vii) no Early Amortization Event shall have occurred with respect to any Series.

Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Seller (with a copy to each Purchaser Representative), and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.”

(d) Section 12.1(c) of the Existing Agreement is hereby amended by deleting the third sentence thereof in its entirety.

(e) Section 12.5(c) of the Existing Agreement is hereby amended by adding the phrase “from Collections” immediately after the phrase “deposited or caused to be deposited” in the first sentence in clause (i) thereof.

(f) Section 13.1 of the Existing Agreement is hereby amended as follows:

(i) paragraph (a) of Section 13.1 is hereby amended by inserting the following proviso immediately prior to the period at the end thereof:

“; and provided, further, such amendment would not cause the Trust to fail to be a QSPE”.

(ii) paragraph (c) of Section 13.1 is hereby amended by inserting the following sentence at the end thereof:

“No Supplement or Receivables Purchase Agreement shall be amended, if the effect of such amendment would be to cause the Trust to fail to be a QSPE, without the consent of Holders or Receivables Purchasers, as applicable, specified in such Supplement or Receivables Purchase Agreement for amendments that require consent.”

SECTION 2. Effectiveness. The amendments set forth in Section 1 shall become effective on the date when the Servicer receives counterparts of this Amendment executed by each of the parties hereto and each other condition precedent specified in Section 13.1 to the effectiveness of any amendment to the Existing Agreement shall have been satisfied.

SECTION 3. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 5. Ratification of the Existing Agreement. From and after the date hereof, each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and references to the Existing Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith, shall, in each case, mean and be a reference to the Existing Agreement as amended hereby. Except as otherwise amended by this Amendment, the Existing Agreement shall continue in full force and effect and is hereby ratified and confirmed.

SECTION 6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date and year first written.

CHARMING SHOPPES RECEIVABLES CORP., as Seller

By:	/s/ Kirk R. Simme
Name:	Kirk R. Simme
Title:	Vice President

SPIRIT OF AMERICA, INC., as Servicer

By:	/s/ Kirk R. Simme
Name:	Kirk R. Simme
Title:	Vice President

FIRST UNION NATIONAL BANK, as Trustee

By:	/s/ George J. Rayzis
Name:	George J. Rayzis
Title:	Vice President